Exhibit 3(i)

                                        As amended April 17, 1996


                             THE STANLEY WORKS

                                  BYLAWS

                                 ARTICLE I

                          SHAREHOLDERS' MEETINGS



ANNUAL MEETING

1. The Annual Meeting of the shareholders shall be held at such time in the month of February, March or April in each year and at such place within or without the State of Connecticut as the Board of Directors may determine. Notice thereof shall be mailed to each shareholder to his or her last known post office address not less than twenty-five days nor more than fifty days before such Meeting.

2. Special Meetings of the shareholders shall be called by the Chairman, or the President or Secretary, or by the Chairman, or the President or Secretary upon the written request of the holders of not less than 35% of the voting power of all shares entitled to vote at such Meeting by mailing a notice thereof to each shareholder to his or her last known post office address not less than twenty-five days nor more than fifty days before such Meeting.

3. At any Meeting of shareholders the holders of not less than a majority of the shares outstanding and entitled to vote present in person or by proxy shall constitute a quorum. The Directors may establish a record date for voting or other purposes in accordance with law.

4. No business may be transacted at an Annual Meeting of shareholders (including any adjournment thereof), other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the Annual Meeting by any shareholder (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 4 and on the record date for the determination of shareholders entitled to vote at such Annual Meeting and (ii) who

                                 Page 5
                               of 27 pages


     complies with the notice procedures set forth in this
     Section 4.

     In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary.

     To be timely, a shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty
     (60) days nor more than ninety (90) days prior to the anniversary of the date on which the immediately preceding Annual Meeting of shareholders was convened; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure of the date of the Annual Meeting was made, whichever first occurs.

     To be in proper written form, a shareholder's notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the Annual Meeting to bring such business before the meeting.

     No business shall be conducted at the Annual Meeting of shareholders except business brought before the Annual Meeting in accordance with the procedures set forth in this
     Section 4, provided, however, that, once business has been properly brought before the Annual Meeting in accordance with such procedures, nothing in this Section 4 shall be deemed to preclude discussion by any shareholder of any such business. If the Chairman of an Annual Meeting determines that business was not properly brought before the Annual Meeting in accordance with the foregoing procedures, the


                                 Page 6
                               of 27 pages


     Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.



                                ARTICLE II

                   NOMINATIONS OF DIRECTOR CANDIDATES

1. Eligibility to Make Nominations. Nominations of candidates for election as directors of the Corporation at any meeting of shareholders called for election of directors (an
     "Election Meeting") may be made by the Board of Directors or by any shareholder entitled to vote at such Election
     Meeting.

2. Procedure for Nominations by the Board of Directors. Nominations made by the Board of Directors shall be made at a meeting of the Board of Directors, or by written consent of directors in lieu of a meeting, not less than 30 days prior to the date of the Election Meeting, and such nominations shall be reflected in the minute books for the Corporation as of the date made. At the request of the Secretary of the Corporation each proposed nominee shall provide the Corporation with such information concerning himself or herself as is required, under the rules of the Securities and Exchange Commission, to be included in the Corporation's proxy statement soliciting proxies for his or her election as a director.

3. Procedure for Nominations by Shareholders. Not less than 30 days prior to the date of the Election Meeting, any shareholder who intends to make a nomination at the Election Meeting shall deliver a notice to the Secretary of the Corporation setting forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are beneficially owned by each such nominee and (iv) such other information concerning each such nominee as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominees.

4. Substitution of Nominees. In the event that a person is validly designated as a nominee in accordance with section 2 or 3 hereof and shall thereafter become unable or unwilling to stand for election to the Board of Directors, a substitute nominee may be designated as follows:





                                 Page 7
                               of 27 pages


     (a) by those named as proxies in proxies solicited on behalf of the Board of Directors if the person was designated as nominee in accordance with section 2 hereof
     (b) by the shareholder who proposed such nominee if the person was designated as a nominee in accordance with section 3 hereof.

5.   Determination of Compliance with Procedure.
     If the chairman of the Election Meeting determines that a nomination was not in accordance with the foregoing procedures, such nomination shall be void.


                                ARTICLE III

                         DIRECTORS AND COMMITTEES

DIRECTORS

1. The business, property and affairs of this Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than nine nor more than eighteen Directors, the exact number to be determined by the Board of Directors from time to time. All Directors shall be shareholders of record. The Directors shall be divided into three classes designated Class I, Class II and Class
     III. Such classes shall be as nearly equal in number as then total number of Directors constituting the entire Board of Directors permits. One class shall be chosen annually at the Annual Meeting of shareholders and the members of such class shall hold office until their successors be elected and qualified. The Directors may increase the number of directorships by the concurring vote of Directors holding a majority of directorships. Newly created directorships or any decrease in the number of directorships shall be so apportioned among the classes of Directors as to make all the classes as nearly equal in number as possible. No reduction of the number of Directors shall remove or shorten the term of any Director in office. A majority in number of the Board of Directors shall constitute a quorum for the transaction of business.

MEETINGS

2. The Chairman or the President or any Vice Chairman may and upon written application of any three Directors shall call a meeting of the Board of Directors to be held at such time and place as may be determined by the person calling said meeting and shall cause notice thereof to be given. Unless waived in writing, three days verbal or written (mail) notice shall be required provided, however, that if in the

                                 Page 8
                               of 27 pages

     judgment of any two officers an emergency exists, a meeting may be called forthwith by telephone or telegram or verbal notice and such notice shall be deemed sufficient notice notwithstanding that some of the Directors may not have actual notice.

WRITTEN CONSENT

     If all the Directors, or all members of a committee of the Board of Directors, as the case may be, severally or collectively consent in writing to any action taken or to be taken by the Corporation, and the number of such Directors or members constitutes a quorum for such action, such action shall be a valid corporate action as though it had been authorized at a meeting of the Board of Directors or committee, as the case may be. The Secretary shall file such consents with the minutes of the Board of Directors or of the committee, as the case may be.

PARTICIPATION BY TELEPHONE

     A Director may participate in a meeting of the Board of Directors or of a committee by means of conference telephone or similar communications equipment enabling all Directors participating in the meeting to hear one another, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

     The Annual Meeting of the Directors for the election of officers shall be held without notice, immediately after the Annual Meeting of shareholders. Regular meetings of the Directors shall be held at least on a quarterly basis.

VACANCIES

3. In case any vacancy or vacancies shall exist in the Board of Directors at any time the remaining members of the Board by majority action may fill the vacancy or vacancies for the unexpired term.

COMMITTEES

4. The Board of Directors may from time to time appoint from its membership such committees as it may deem necessary or desirable for the best interests of the Corporation and may delegate to any committee all needful authority to the extent permitted by law.

     Each committee shall fix its own rules as to procedure and calling of meetings. It shall appoint a Secretary, who need not be a member of the committee. Such Secretary shall call meetings of the committee on the request of the Chair of

                                 Page 9
                               of 27 pages

     the committee or any two members and shall keep permanent record of all of its proceedings. A majority of the members of any committee shall constitute a quorum.

EXECUTIVE COMMITTEE

5. The Directors shall appoint an Executive Committee consisting of the Chairman, if any, the President and of at least three other Directors, but in no event shall the Committee consist of less than five members. The Board of Directors may at any time decrease (subject to the provisions of the preceding paragraph) or increase the size of said Committee, may change the membership thereof and may fill vacancies therein.

     During intervals between meetings of the Board of Directors, the Executive Committee shall possess and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation, but the Committee shall have no power to declare dividends or do other things specially reserved by law to the Directors.
     The Executive Committee shall have power to appoint such subcommittees as it may deem necessary to report and make recommendations to the Executive Committee. Any action taken by the Executive Committee shall be subject to change, alteration and revision by the Board of Directors, provided that no rights or acts of others shall be affected by any such alteration or revision.

FINANCE AND PENSION COMMITTEE

6. A Finance and Pension Committee consisting of at least five Directors shall be appointed by the Board of Directors. It shall report at least annually to the Board of Directors. The Committee shall advise and assist the Chief Financial Officer and the Treasurer in major matters concerning the finances of the Corporation and in matters of major policy decisions in the purchase and sale of securities. In performance of this the Committee shall regularly review the financial condition of the Corporation so as to counsel these officers and the Board on the total financial resources, strength and capabilities of the Corporation. In this connection, the Committee shall analyze and advise on fundamental corporate changes in capital structure (both debt and equity); review the capital structure of the Corporation and make recommendations with respect to management proposals concerning financing, purchases of treasury stock, investments, and dividend actions; review periodically the Corporation s risk management program and its adequacy to safeguard the Corporation against extraordinary liabilities or losses; and advise and assist in matters such as short-term investments, credit

                               Page 10 of
                                27 pages


     liabilities, financings, and hedges of foreign currency exposures. The Chief Financial Officer and the Treasurer may also call upon such Committee for advice and assistance in any other matters involved in the discharge of the duties of his or her office.

     The Committee shall administer the pension plans of the Corporation and its subsidiaries. The Committee shall assume the functions of the Corporation as "Plan Administrator" and "Named Fiduciary" under the Corporation's pension plans and pension trust agreements in the United States as those terms are defined in the Employee Retirement Income Security Act of 1974 as amended. The Committee shall be responsible for setting (subject to the approval of the Board of Directors) the retirement policies of the Corporation and its subsidiaries and for approving actuarial assumptions and investment policies for the Corporation s pension plans. It shall have the power to amend any pension plan, savings and retirement plan, stock ownership plan or any similar plan or related trust agreement of the Corporation or any of its subsidiaries from time to time as may be required or appropriate. The Committee may delegate any or all of these functions to such employees as it, in its judgment, deems appropriate.

     Specifically, the Committee shall approve retaining or terminating the services of actuaries, lawyers, accountants or other professionals for the plans; shall approve annually the amount of the contributions to be made by the Corporation to the respective plans; shall approve appointing and terminating trustees and investment managers and determine the allocation of the assets of the plans among one or more trustees or investment managers; and shall adopt and communicate to the trustees and investment managers an overall investment policy for the assets of the respective plans.

AUDIT COMMITTEE

7. An Audit Committee consisting of at least three Directors, none of whom shall be officers or employees of the Corporation or any of its subsidiaries, shall be appointed by the Board of Directors. The Committee shall nominate the public accounting firm to conduct the annual audit and shall review fees for audit and tax work and approve in advance management consulting services which management may propose be provided by the Corporation's public accounting firm. With respect to such management consulting services, consideration shall be given to the effect that performing such services might have on audit independence. The Committee shall review with the auditors the scope and timing of their audit examination, with particular emphasis

                               Page 11 of
                                27 pages


     on those areas which either the Committee or the auditors believe warrant special attention. The Committee is authorized to have the auditors perform such supplemental reviews or audits as it deems desirable.

     The Committee shall review the audited financial statements and the auditors' report thereon, including consideration of all significant disclosures required by the Securities and Exchange Commission, and any proposed changes in accounting principles or practices which have a significant impact on amounts reported for the current year (or will have in the future) and shall discuss with the auditors any significant problems encountered in the completion of the audit. The Committee shall review the auditors' recommendations regarding internal control and their comments, if any, relating to conflicts of interest, questionable payments or other similar matters, and monitor with management the consideration given and/or the corrective action taken with respect to these comments and recommendations. The Committee shall review management's evaluation of the Corporation's system of internal accounting controls, including the independence, scope and results of the internal audit function, and monitor the effectiveness of the system with management, independent auditors and internal audit management. The Committee shall review with management and independent auditors and consider the impact on the Corporation of significant recent or pending statements by the Financial Accounting Standards Board, the Securities and Exchange Commission, the Auditing Standards Executive Committee of the American Institute of Certified Public Accountants and similar authoritative bodies. The Committee shall review environmental liabilities and the reserves associated with those liabilities.

     In carrying out all of the foregoing responsibilities, the Committee shall have direct and open access to Management, public accountants and internal audit management (each of which shall have direct and open access to the Committee) and shall submit Committee reports, recommendations, and minutes of meetings to the Board of Directors.

COMPENSATION AND ORGANIZATION COMMITTEE

8. A Compensation and Organization Committee consisting of at least three Directors, none of whom shall be employees of the Corporation or any of its subsidiaries shall be appointed by the Board of Directors. The Committee shall review and approve major organization and compensation structure changes as recommended by the Management. The Committee shall appraise the performance and determine the compensation of the officers of the Corporation other than the Chairman, Vice Chairman and President, and of other

                               Page 12 of
                                27 pages


     senior executives whose base salary exceeds an amount fixed by the Board of Directors and shall report its actions annually to the Board of Directors. The Committee shall also appraise the performance and recommend to the Board of Directors the compensation of the Chairman, Vice Chairman and President. Specifically, the Committee shall administer all of the Corporation's senior executive compensation plans including the Management Incentive Compensation Plan, the Long-Term Stock Incentive Plan and the Stock Option Plan. The Committee shall assure that there is a succession plan in place.

COMMITTEE ON BOARD AFFAIRS AND PUBLIC POLICY

9. A Committee on Board Affairs and Public Policy consisting of at least three directors, none of whom shall be employees of the Corporation or any of its subsidiaries shall be appointed by the Board of Directors. The Committee shall consider and make recommendations to the Board of Directors as to Board of Director membership with respect to names generated by the Committee itself or submitted by shareholders. The Committee shall consider and make recommendations to the Board of Directors with respect to Board of Director committee membership and chair assignments. (These will normally be acted upon by the Board of Directors at its Annual Meeting held immediately after the Annual Meeting of shareholders.) The Committee shall consider and make recommendations to the Board of Directors with respect to the number of members of the Board of Directors. (The Charter and Bylaws provide for not less than nine nor more than eighteen as may be determined by the Board). Annually, the Committee shall consider and recommend to the Board of Directors the persons whom the Committee proposes that the Board of Directors nominate for election as directors at the Annual Meeting of shareholders. The Committee shall consider and make recommendations to the Board of Directors with respect to remuneration of directors.

     The Committee shall provide guidance to the Management on major issues in areas of corporate social responsibility,
     including environmental issues and public affairs.    The
     Committee shall review and approve policy guidelines to be used by Management in making charitable contributions and shall annually review all charitable contributions made by the Corporation during the previous twelve months and recommend to the Board the level of contributions to be set for the ensuing year.

TEMPORARY MEMBERS

10.  In the absence of any one or more members from a meeting of

                                Page 13
                               of 27 pages

     any of the committees provided for in these Bylaws, the Chairman, or the President, may in his or her discretion invite any member or members of the Board (otherwise qualified to serve) to attend such meeting. Temporary members thus appointed to attend for absentees shall act as regular members and shall have the right to vote.

POWERS OF ALL COMMITTEES

11. The powers of all committees are at all times subject to the control of the Directors, and any member of any committee may be removed at any time at the pleasure of the Board.

                                ARTICLE IV

                                 OFFICERS

1. The Board of Directors shall have power to elect from its own members or otherwise a Chairman, a President, one or more Vice Chairmen and Vice Presidents, a Secretary, a Treasurer, one or more Assistant Treasurers and Assistant Secretaries, and such other officers, agents and employees as it may deem expedient, and to define the duties and authority of all officers, employees and agents and to delegate to them such lawful powers as may be deemed advisable.

     The officers shall respectively perform all acts and duties required of such officers by law, by the Charter and Bylaws of this Corporation, or by the Board of Directors.

2. CHAIRMAN OF THE BOARD

           If the Directors have elected a Chairman, the Chairman shall preside at all meetings of the Board except that in the Chairman's absence the Directors present shall designate a person to preside. The Chairman shall have such additional duties as the Board of Directors or the Executive Committee may assign.

3.  PRESIDENT

          The President shall be elected by the Directors and shall have such duties as the Board of Directors or the Executive Committee may assign.

4.  CHIEF EXECUTIVE OFFICER

          One of the officers shall be appointed Chief Executive Officer of the Corporation by the Board of Directors. Subject to the Board of Directors and the Executive Committee, the Chief Executive Officer shall have

                                Page 14
                               of 27 pages

     general supervision and control of the policies, business and affairs of the Corporation.

5.  VICE CHAIRMEN

     Each Vice Chairman shall have such powers and perform such duties as may be conferred upon him or her or determined by the Chief Executive Officer.

6.   VICE PRESIDENTS

     Each Vice President shall have such powers and perform such duties as may be conferred upon him or her or determined by the Chief Executive Officer.

7. TREASURER

     The Treasurer shall have the oversight and control of the funds of the Corporation and shall have the power and authority to make and endorse notes, drafts and checks and other obligations necessary for the transaction of the business of the Corporation except as herein otherwise provided.

8. CONTROLLER

     The Controller shall have the oversight and control of the accounting records of the Corporation and shall prepare such accounting reports and recommendations as shall be appropriate for the operation of the Corporation.

9. SECRETARY

     It shall be the duty of the Secretary to make and keep records of the votes, doings and proceedings of all meetings of the shareholders and Board of Directors of the Corporation, and of its Committees.

10. ASSISTANT TREASURERS

     The Assistant Treasurers shall have such duties as the Treasurer shall determine.

11. ASSISTANT SECRETARIES

     The Assistant Secretaries shall have such duties as the Secretary shall determine.

12.  POWERS OF ALL OFFICERS

     The powers of all officers are at all times subject to the control of the Directors, and any officer may be removed at any time at the pleasure of the Board.
                                Page 15
                               of 27 pages

                               ARTICLE V

                             INDEMNIFICATIONS

INDEMNIFICATION

1. To the extent properly permitted by law the Board of Directors shall provide for the indemnification and reimbursement of any person made a party to any action, suit or proceeding by reason of the fact that he or she, or a person whose legal representative or successor he or she is,


     (a) is or was a Director, officer or employee of such Corporation, or

     (b) served at the Corporation's request as a director, officer or employee of another corporation,

          for expenses, including attorney's fees, and such amount of any judgment, money decree, fine, penalty or settlement for which he or she may have become liable as the Board of Directors deems reasonable, actually incurred by him or her in connection with the defense or reasonable settlement of any such action, suit or proceeding or any appeal therein, except in relation to matters as to which he or she, or such person whose legal representatives or successor he or she is, is finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his or her duties.

2. This provision of indemnification shall be in addition to any other right or remedy which such person may have. The Corporation shall have the right to intervene in and defend all such actions, suits or proceedings brought against any such person.

                                ARTICLE VI

                              CORPORATE SEAL

CORPORATE SEAL

     The corporate seal shall be in the custody of the Secretary and either the Secretary or any other officer shall have the power to affix the same for the Corporation.








                               Page 16 of
                                27 pages

                               ARTICLE VII

                            STOCK CERTIFICATES

STOCK CERTIFICATES

1. Certificates of stock shall be signed by the Chairman, the President or a Vice President and by the Secretary or the Treasurer (except that where any such certificate is signed by a transfer agent or transfer clerk and by the registrar, the signatures of any such Chairman, President, Vice President, Secretary or Treasurer may be facsimiles, engraved or printed) and shall be sealed with the seal of the corporation (or shall bear a facsimile of such seal).

2. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed except upon production of such evidence of such loss, theft or destruction as the Board of Directors in its discretion may require and upon delivery to the Corporation of a bond of indemnity in form and, unless such requirement is waived by Resolution of the Board, with one or more sureties, satisfactory to the Board in at least double the value of the stock represented by said Certificate.


                               ARTICLE VIII

                                FISCAL YEAR

FISCAL YEAR

     The Corporation's fiscal year shall close on the Saturday nearest December 31st of each year.


                                ARTICLE IX

                             INDEPENDENT AUDIT


INDEPENDENT AUDIT

     The Board of Directors shall provide for a yearly independent audit, the form and scope of which shall be determined by the Board from time to time.








                                Page 17
                               of 27 pages



                                 ARTICLE
                                     X

                                AMENDMENTS

AMENDMENTS

     The Board of Directors of the Corporation may adopt, amend or repeal the Bylaws of the Corporation, subject, however, to the power of the shareholders to adopt, amend or repeal the same, provided that any notice of a meeting of shareholders or of the Board of Directors at which Bylaws are to be adopted, amended or repealed, shall include notice of such proposed action.


                                ARTICLE XI

                           ACQUISITIONS OF STOCK

     (a) Except as set forth in subsection (b) hereof, the Corporation shall not acquire any of its voting equity securities (as defined below) at a price per share above the market price per share (as defined below) of such securities on the date of such acquisition from any person actually known by the Corporation to be the beneficial owner (as determined pursuant to Rule
           13d-3 under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation) of more than three percent of the Corporation's voting equity securities who has been the beneficial owner of the Corporation's voting equity securities for less than two years prior to the date of the Corporation's acquisition thereof, unless such acquisition (i) has been approved by a vote of a majority of the shares entitled to vote, excluding shares owned by any beneficial owner any of whose shares are proposed to be acquired pursuant to the proposed acquisition that is the subject of such vote or (ii) is pursuant to an offer made on the same terms to all holders of securities of such class. The determination of the Board of Directors shall be conclusive in determining the price paid per share for acquired voting equity securities if the Corporation acquires such securities for consideration other than cash.

     (b) This provision shall not restrict the Corporation from: (i) acquiring shares in the open market in transactions in which there has been no prior arrangement with, or solicitation of (other than a solicitation publicly made to all holders), any selling holder of voting equity securities or in which all shareholders desiring to sell their shares have an

                                Page 18
                               of 27 pages

           equal chance to sell their shares; (ii) offering to acquire shares of shareholders owning less than 100 shares of any class of voting equity securities; (iii) acquiring shares pursuant to the terms of a stock option or similar plan that has been approved by a vote of a majority of the Corporation's common shares represented at a meeting of shareholders and entitled to vote thereon; (iv) acquiring shares from, or on behalf of, any employee benefit plan maintained by the Corporation or any subsidiary or any trustee of, or fiduciary with respect to, any such plan when acting in such capacity; or (v) acquiring shares pursuant to a statutory appraisal right or otherwise as required by law.

     (c) Market price per share on a particular day means the highest sale price on that day or during the period of five trading days immediately preceding that day of a share of such voting equity security on the Composite Tape for New York Stock Exchange-Listed Stocks, or if such voting equity security is not quoted on the Composite Tape on the New York Stock Exchange or listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such voting equity security is listed, or, if such voting equity security is not listed on any such exchange, the highest sales price or, if sales price is not reported, the highest closing bid quotation with respect to a share of such voting equity security on that day or during the period of five trading days immediately preceding that day on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such voting equity security as determined by a majority of the Board of Directors.

     (d) Voting equity securities of the Corporation means equity securities issued from time to time by the Corporation which by their terms are entitled to be voted generally in the election of the directors of the Corporation.

     (e) The Board of Directors shall have the power to interpret the terms and provisions of, and make any determinations with respect to, this Article XI, which interpretations and determinations shall be conclusive.



                                Page 19
                               of 27 pages